THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SHARES OF COMMON STOCK (THE “OFFERING”), IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).

THE SHARES THAT ARE SUBJECT TO THIS SUBSCRIPTION AGREEMENT IN RELIANCE ON REGULATION S (THE “SUBSCRIPTION AGREEMENT” OR THE “AGREEMENT”) HAVE NOT BEEN REGISTERED UNDER THE ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE ACT.

TECHCARE CORP.

(a Delaware corporation)

SUBSCRIPTION AGREEMENT

DATED: January 21, 2019 (the “Effective Date”)

1. The Offering

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth in this Subscription Agreement, ICB Biotechnology Investments Ltd., an Israeli corporation with offices located at 30 Habarzel St., Tel Aviv, Israel (the “Investor”) hereby agrees to subscribe for and purchase 1,915,708 shares of common stock, par value $0.0001(the “Initial Shares”) offered by TechCare Corp., a Delaware corporation with offices located at 1140 Avenue of the Americas, New York, NY 10036 (the “Company”), at a purchase price per share of US$ 0.261 (the “Share Purchase Price”), constituting 4.95% of the Company’s share capital, on a fully diluted basis (excluding outstanding warrants), reflecting a Company’s pre money valuation of US$ 9,593,811, on a fully-diluted basis (excluding outstanding warrants), for an aggregate consideration of US$500,000 (the “Subscription Proceeds”), all pursuant to the terms and conditions set forth in this Subscription Agreement.

The Subscription Proceeds shall be transferred to the Company in two (2) equal installments of US$250,000, each, as follows: (i) the first installment to be transferred to the Company’s bank account, as of the Initial Closing (as defined below) (the “First Installment”); (ii) the second installment (the “Milestone Installment”) to be transferred to the Company’s bank account as of the Milestone Closing (as defined below) do be set immediately following the signing of a joint venture agreement (the “JVA”) between the Company’s wholly owned subsidiary, Novomic Ltd. (the “Subsidiary”) and China-Israel Biological Technology Co., Ltd. (“CIB”), the controlling shareholder of the Investor along with a Patent Application Right Transfer Agreement as further detailed in the JVA; provided that certain agreed upon intellectual property of the Subsidiary has been fully transferred, assigned and/or licensed to a Chinese joint venture to be established by CIB and the Subsidiary under the terms of the JVA (the “Milestone Closing”).

1.2 In addition, on the basis of the representations and warranties and subject to the terms and conditions set forth in this Subscription Agreement and subject to the receipt by the Company of the full amount of the Subscription Proceeds, the Investor shall be entitled, but not obligated, until the twelve (12) month anniversary of the date hereof, to subscribe for, and purchase, 833,333 additional Shares of the Company (the “Additional Shares” and together with the Initial Shares, the “Shares”) at a purchase price of US$0.60, for an aggregate consideration of US$500,000 (the “Additional Subscription Proceeds”), all pursuant to the terms and conditions set forth in this Subscription Agreement.

1.3 The undersigned Investor understands that this Offering by the Company is being made only to persons/institutions who are not U.S. Persons, as defined in Rule 902 of Regulation S promulgated by the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”) and that the Company will not offer Shares nor accept subscriptions from any person and/or entity that is not a U.S. Person as defined in Rule 902 of Regulation S.

1.4 On the basis of the representations and warranties of the Investor and subject to the terms and conditions set forth herein, the Company, by its execution and delivery of the counter-signed copy of this Subscription Agreement, hereby irrevocably agrees to accept the subscription and sell to the undersigned the Shares subscribed for herein.

1.5 Subject to the terms hereof, this Subscription Agreement will be effective upon receipt by the Company of the First Installment.

1.6 Within seven (7) days of from the receipt of the relevant installment on account of the Subscription Proceeds (the First Installment or the Milestone Installment, as the case may be) or the Additional Subscription Proceeds by the Company, as applicable, the Company shall deliver to the Investor book entry confirmation representing the number of Shares purchased by the Investor. The Shares shall be registered on the books of the Company as follows: ICB Biotechnology Investments Ltd., of 30 Habarzel St., Tel Aviv, Israel.

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2. Initial Closing

2.1 At the initial closing (the “Initial Closing”), the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.1.1 Transactions at the Initial Closing. At the Initial Closing, against payment by the First Installment, the Company shall deliver to the Investor the following documents, as applicable:

2.1.1.1 Board Resolution. True and correct copies of resolutions of the Board: (i) authorizing the issuance and sale of the Initial Shares to the Investor against payment of the Subscription Proceeds therefor and the Additional Shares upon the payment of the Additional Subscription Proceeds; (ii) appointing the Investor Director (as defined below) and approving his indemnification agreement; and (iii) approving the execution, delivery and performance by the Company of this Subscription Agreement, including all of its exhibits and schedules, and the transactions contemplated herein and therein, all in substantially the form attached hereto as Schedule 2.1.1.12.1.1.1;

2.1.1.2 Compliance Certificate. A duly executed compliance certificate in the form attached hereto as Schedule 2.1.1.2; and

2.1.1.3 Director Indemnification Agreement. Director indemnification agreement with the Investor Director, duly executed by the Company, in the form attached hereto as Schedule 2.1.1.3;

2.1.1.4 Share Registration. The Company shall properly register the allotment of the applicable portion of the Initial Shares to the Investor with the Company’s transfer agent.

2.2 Investment. The Investor shall cause the transfer to the Company of the First Instalment, by wire transfer or such other form of payment as is mutually agreed by the Company and the Investor.

2.3 Board Member Appointment Letter. The Investor shall execute and deliver a written notice to the Company for the appointment of a director on its behalf (the “Investor Director”).

2.4 Investor’s Board and Shareholders Approvals. The Initial Closing and Milestone Closing along with the transactions contemplated herein shall be subject to and contingent upon the approvals of the Board of Directors and shareholders of the Investor.

3. Milestone Closing

The Company will issue and allot upon the Milestone Closing, the applicable portion of the Initial Shares, against the transfer by the Investor of the Milestone Installment. The Milestone Closing shall be done following the satisfaction of all conditions set forth herein with respect to such Milestone Closing at such date, time and place as the Company and the Investor shall mutually agree upon to be conducted. The Milestone Closing shall be held remotely, via the exchange of documents and signatures or at such other manner, time or place upon which the Company and the Investor shall agree.

3.1 Transactions at the Milestone Closing. At the Milestone Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

3.1.1 Payment. The Investor shall cause the transfer to the Company of the Milestone Installment, by wire transfer in accordance with written instructions to be provided by the Company;

3.1.2 Shares Issuance. The Company shall issue and allot to the Investor the applicable portion of the Initial Shares. The Company shall properly register the allotment and transfer of the applicable portion of the Initial Shares to the Investor with the Company’s transfer agent;

3.1.3 Joint Venture Agreement. CIB and the Subsidiary shall execute the JVA to be attached hereto as Schedule 3.1.3; and

3.1.4 China IP Agreement. CIB and the Subsidiary shall enter into the China IP Agreement, regarding the Subsidiary’s technology, in the form to be attached hereto as Schedule 3.1.4.

4. Payment of Subscription Proceeds and Additional Subscription Proceeds

The Investor understands that the Subscription Proceeds and Additional Subscription Proceeds, as applicable, are payable to the Company by electronic wire transfer pursuant to the Company’s wiring instructions to be provided thereto.

5. Documents/Deliveries Required from the Investor

5.1 The Investor understands and agrees that as a condition to the Company’s acceptance of this subscription, the undersigned will complete, sign and return to the Company an executed copy of this Subscription Agreement together with any and all attachments hereto.

5.2 The Investor will complete, sign and return to the Company as soon as possible, on request by the Company, any other documents, questionnaires, notices and undertakings as may be reasonably required by regulatory authorities and applicable law.

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5.3 The Investor will pay/deliver the Subscription Proceeds and the Additional Subscription Proceeds, as applicable, to the Company, as provided in Section 4 above, subject to the Company’s execution and acceptance of this Subscription Agreement.

6. Acknowledgements of Investor

6.1 The Investor acknowledges and agrees that without derogating from the Company’s representations and warranties set forth herein:

(i) the Shares being offered have not been registered under the Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, the Shares may neither be offered nor sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Rule 902 of Regulation S under the Act, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act;

(ii) the Investor acknowledges that the Company has not undertaken, and will have no obligation, to register the under the Act;

(iii) the decision to execute this Subscription Agreement is based upon the representations and warranties made by the Company under this Subscription Agreement, including the review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the SEC under the Securities Exchange Act of 1934 (collectively, the “Exchange act Reports”);

(iv) no securities commission or similar regulatory authority has reviewed or passed on the merits of an investment in the Shares;

(v) there is no government or other insurance covering any investment in the Shares;

(vi) there are risks associated with an investment in the Shares, as more fully described in certain information forming part of the Exchange Act Reports;

(vii) the Investor has had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the Offering and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(viii) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Investor, the Investor’s attorney and/or advisor(s), if any;

(ix) there is no guarantee that the Shares will be listed on any stock exchange or automated dealer quotation system and no representation has been made to the Investor that the Shares will be listed on any stock exchange or automated dealer quotation system;

(x) the Shares are assignable only with the prior written consent of the Company, which consent will not be unreasonably denied, provided that any such transfer is made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Act or pursuant to an available exemption from the registration requirements of the Act; and

(xi) this Subscription Agreement is not enforceable by the Investor unless it has been accepted by the Company.

7. Representations, Warranties and Covenants of the Investor

7.1 The Investor hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall be true and correct as of the date hereof and as of the subscription date of the Additional Shares, and will survive the execution and delivery of this Subscription Agreement) that:

(i) the Investor has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Investor;

(ii) entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the corporate documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

(iii) the Investor has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Investor enforceable against the Investor subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies;

(iv) the Investor is not a U.S. Person;

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(v) the Investor is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(vi) the Investor is resident of the jurisdiction set out under the heading “Name and Address of Investor” on the signature page of this Subscription Agreement;

(vii) the Investor is and will be outside the United States when receiving and executing this Subscription Agreement and is acquiring the Shares as principal for the Investor’s own account (except for the circumstances outlined in paragraph 7.1), for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

(viii) the Investor is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

(ix) the Investor is not an underwriter of, or dealer in, the Shares of the Company, nor is the Investor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(x) the Investor:

(a) is able to fend for itself in connection with the Offering; and

(b) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Company’s Shares offered hereby; and

(c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(xi) if the Investor is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the Investor has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account, and the investor accounts, if any, for which the Investor acts as a fiduciary or agent satisfy the definition of an “Accredited Investor”, as the term is defined in Rule 501 of Regulation D under the Act;

(xii) the Investor acknowledges that the Investor has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares, provided, however, that the Investor may sell or otherwise dispose of any of the Shares pursuant to an effective registration statement under the Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(xiv) the Investor acknowledges that:

(a) he has not received nor is he aware of any advertisement of any of the Shares;

(b) no person has made to the Investor any written or oral representations that any person will resell or repurchase any of the Shares; and

(c) no person will refund the purchase price of any of the Shares.

8. Conditions Precedent.

The undertaking of the Investor shall be subject to and contingent upon the following:

8.1 Prior to the Effective Date, the Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Subscription Agreement and to issue Shares and the Additional Shares, as applicable, in accordance with the terms of this Subscription Agreement. The Company has all requisite corporate power to own and operate its property and assets, to perform all its obligations under all agreements and instruments to which it is a party or by which it is bound, and to carry on the business of the Company as presently conducted and as proposed to be conducted. The Company is in compliance with all applicable laws, including all laws pertaining to it as a public company. All issued and outstanding shares of the Company have been duly authorized, and are validly issued and outstanding and fully paid and non-assessable. The Shares and the Additional Shares, when issued in accordance with this Subscription Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, and will have the rights, preferences, privileges, and restrictions set forth in the Certificate of Incorporation of the Company, and will be issued free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered in the name of the Investor in the Company’s register of members.

8.2 The Company has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Company enforceable against the Company.

8.3 The acquisition of and subscription for the Shares and the Additional Shares by the Investor as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Investor.

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8.4 The following representations by the Company shall be true and current as of the date hereof and as of the date of the Initial Closing and the Milestone Closing, as applicable:

8.4.1 The Company (directly or through the Subsidiary) owns and has developed, or has the right to use, free and clear of all liens, charges, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information used and sufficient for use in the conduct of its business as presently conducted (collectively herein “Intellectual Property”), without, to the best knowledge of the Company, infringing upon the right or claimed right of any other person or entity under or with respect to the foregoing, including without limitation, the past and present employees and employers of the past and present employees and consultants of the Company. The Company and the Subsidiary have not received or is aware of any communications alleging that the Company or the Subsidiary or an employee or a consultant of the Company or the Subsidiary has violated, or by conducting the Company’s or the Subsidiary’s business, would violate, patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of other persons or entities, nor is the Company nor the Subsidiary aware of any similar violation of the Company’s Intellectual Property by others.

8.4.2 Schedule 8.4.2 identifies each: (i) registered patent, trademark, copyright, domain name or registration which has been issued to the Company with respect to any of the Company’s Intellectual Property; (ii) pending patent, trademark or copyright application or application for registration which the Company or the Subsidiary has made with respect to any of the Company’s Intellectual Property; (iii) each trade name or unregistered trademark used by the Company or the Subsidiary; and (iv) license, agreement, or other permission pursuant to which the Company or the Subsidiary has received from or granted to any third party with respect to any of the Company’s or the Subsidiary’s Intellectual Property and the material terms thereof (hereinafter collectively the “Company IP”) other than licenses for off the shelf software. The Company has delivered to the Investor correct and complete copies of all such patents copyrights and trademarks registrations, patent applications, licenses, agreements, and permissions (as amended to date) and has made available to the Investor correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

8.4.3 Except as set forth in Schedule 8.4.2, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or the Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Except as set forth in Schedule 8.4.3 and for off the shelf licenses the Company or the Subsidiary is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as presently conducted.

8.4.4 Any and all Intellectual Property of any kind which has been developed or is currently being developed, by any employee or consultant of the Company or the Subsidiary (including the Company’s founders) in the course of their employment by or services provision to the Company or the Subsidiary, is and shall be the property solely of the Company or the Subsidiary. The Company and the Subsidiary has taken all reasonably required security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. All of the Company’s and the Subsidiary’s employees and consultants, past and present, who, either alone or in concert with others developed, invented or discovered the Company IP or had access to confidential information of the Company or the Subsidiary have entered into written agreements with the Company or the Subsidiary assigning to the Company or the Subsidiary all rights in the Company IP. True and correct copies of all such agreements have been provided to the Investor prior to the Initial Closing.

8.4.5 The Company and the Subsidiary have not collected, processed, transferred or stored any personally identifiable information/personal data of any third parties except in compliance with applicable law. The Company and the Subsidiary has complied with applicable legal requirements and its internal privacy policies relating to the use, processing, collection, storage, disclosure and transfer of any personally identifiable information/personal data collected by the Company or the Subsidiary or by third parties having authorized access to the records of the Company or the Subsidiary. Any collection of non-personally identifiable information/personal data of any third parties was done in compliance with applicable law.

9. COMPANY’S COVENANTS

Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe each of the following covenants. Any of the following covenants may be waived by the written consent of the Investor.

9.1 Director & Officer Liability Insurance. The Company will maintain at all times, its current (or improved if decided by the Board) director and officer liability insurance.

9.2 Non-Disclosure and Proprietary. Each officer, employee and consultant of the Company and the Subsidiary has signed or will sign a non-disclosure and proprietary agreement protecting the Company’s and the Subsidiary’s rights as deemed appropriate by the Company’s legal counsel.

9.3 Budget. The Board shall approve the Company’s Budget and business plan for the fiscal year of 2019.

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10. 9.4 Investor Director. Immediately following the Initial Closing and for as long as the Investor holds more than 2% of the Company’s capital stock on a fully-diluted basis, the Investor shall be entitled to nominate one (1) member to the Board and any committee thereof. Acknowledgement and Waiver

The Investor has acknowledged that the decision to subscribe for and purchase the Shares was made on the basis of publicly available information contained in the Exchange Act Reports and due diligence materials provided by the Company to the Investor and its counsel.

11. Restrictive Legend on Subject Securities

11.1 The Investor hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, certificates or book entry forms evidencing the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THE SHARES HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).

NONE OF THE SHARES HAVE BEEN REGISTERED UNDER THE ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE ACT.

11.2 The Investor hereby acknowledges and agrees to the Company making a notation on its records in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

12. Costs

Each party hereto shall pay its own expenses in connection with the registration and preparation of this Agreement and the consummation of the transactions contemplated hereby, provided however, that subject to the consummation of the Initial Closing, the Company shall pay the Investor at the Initial Closing from the proceeds of the First Installment all legal and administrative costs of the Investor, including reasonable fees and expenses of the Investor, such amount not to exceed in the aggregate US$15,000 plus VAT.

13. Governing Law

This Subscription Agreement is governed by the laws of the State of New York. The Investor, in his personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably agrees to the jurisdiction of the courts of the State of New York.

14. Survival

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Investor pursuant hereto.

15. Assignment

This Subscription Agreement is transferable or assignable only with the prior written consent of the Company, which consent will not be unreasonably denied, provided that the Investor may assign its rights and obligations hereunder to any of its affiliates.

16. Severability

The invalidity or unenforceability of any particular provision of this Subscription Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

17. Entire Agreement

Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

18. Notices

All notices here under will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Investor will be directed to the address on the Investor’s signature page and notices to the Company will be directed to it at the address first set forth above unless another address will be provided to the Investor by the Company in writing.

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19. Counterparts and Electronic Means

This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF the Investor has duly executed this Subscription Agreement as of the date of acceptance by the Company.

ICB Biotechnology Investments Ltd.
(Name of Investor)

(Signature of Investor)

(Address of Investor)

ACCEPTANCE

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by TechCare Corp.

DATED this ___day of January, 2019.

TechCare Corp.

/s/:
Name:	Zvi Yemini Title: Chairman
Title:	Chairman

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